UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
November 14, 2005 (November 14, 2005)
Date of Report (date of earliest event reported)
COMMUNITY HEALTH SYSTEMS, INC.
(Exact name of Registrant as specified in charter)

Delaware	001-15925	13-3893191
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)
155 Franklin Road, Suite 400
Brentwood, Tennessee 37027
(Address of principal executive offices)
Registrant’s telephone number, including area code: (615) 373-9600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (l7 CFR 240.13e-4(c))

ITEM 2.04. Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.
On November 14, 2005, Community Health Systems, Inc. (the “Company”) elected to call for redemption $150.0 million in principal amount of its 4.25% Convertible Subordinated Notes due 2008 (the “Notes”). As of November 14, 2005, there was $287.5 million in aggregate principal amount of the Notes outstanding. The redemption price is 101.821% of the principal amount of the Notes, or $1,018.21 per $1,000 principal amount of the Notes, plus accrued and unpaid interest to the redemption date, which is December 14, 2005. The Notes were issued and the redemption will be effected pursuant to the provisions of the Indenture, dated as of October 15, 2001, between the Company and Wachovia Bank, National Association, as successor trustee to First Union National Bank (the “Trustee”).
The Notes called for redemption may be converted by the holders at any time before the close of business on the business day prior to the redemption date. Each $1,000 principal amount of the Notes is convertible into 29.8507 shares of the Company’s common stock, $.01 par value per share, which is a conversion price of $33.50 per share.
The Notes became redeemable in full on October 15, 2005. However, the restricted payment covenant in the Indenture for the Company’s 6.50% Senior Notes due 2012 limits the amount of cash that may be used to redeem the Notes in full. If a sufficient number of holders elect to convert rather than be redeemed for cash in the partial redemption announced today and favorable market conditions exist, the Company intends to issue another notice of redemption for the remaining outstanding Notes. Any additional notice would not be issued until after consummation of the partial redemption announced today.
A notice of redemption has been sent by the Trustee to the registered holders of the Notes.
To the extent required by Item 2.04 of Form 8-K, the information contained in Item 8.01 of this report is incorporated by reference in this Item 2.04.
ITEM 8.01 Other Events
The Company issued a press release on November 14, 2005 announcing its election to call a portion of the Notes. A copy of this press release is filed as Exhibit 99.1 to this Report and is incorporated by reference in this Item 8.01.
ITEM 9.01 Financial Statements and Exhibits
(c) Exhibits.

99.1	Press Release dated November 14, 2005.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 14, 2005	COMMUNITY HEALTH SYSTEMS, INC. (Registrant)
	By:	/s/ Wayne T. Smith
Wayne T. Smith
Chairman of the Board, President and Chief Executive Officer (principal executive officer)

By:	/s/ W. Larry Cash
W. Larry Cash
Executive Vice President, Chief Financial Officer and Director (principal financial officer)